SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

H.T.E., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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H.T.E., INC.

1000 Business Center Drive
Lake Mary, Florida 32746

May 13, 2002

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of H.T.E., Inc., a Florida corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 12, 2002 at 9:00 a.m. at The Country Club at Heathrow, 1200 Bridgewater Drive, Heathrow, Florida.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

      Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will of course have that opportunity.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Joseph M. Loughry, III President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING PROXY
PURPOSES OF THE MEETING
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
I. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
INFORMATION REGARDING EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS INVOLVING MANAGEMENT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K

H.T.E., INC.

1000 Business Center Drive
Lake Mary, Florida 32746

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 12, 2002

To Our Shareholders:

      The Annual Meeting of Shareholders of the Company will be held on Wednesday, June 12, 2002 at 9:00 a.m., at The Country Club at Heathrow, 1200 Bridgewater Drive, Heathrow, Florida, for the following purposes, as described in the attached Proxy Statement:

      1. To elect two members to the Company’s Board of Directors to hold office until the 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

      The Board of Directors has fixed the close of business on May 1, 2002 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

L. A. Gornto, Jr.,
Secretary

Lake Mary, Florida

Date: May 13, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

H.T.E., INC.

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
To Be Held June 12, 2002

      This Proxy Statement has been prepared and is furnished by the Board of Directors of H.T.E., Inc., a Florida corporation (the “Company”), in connection with the solicitation of proxies for the 2002 Annual Meeting of Shareholders of the Company, to be held at 9:00 a.m. on Wednesday, June 12, 2002 at The Country Club at Heathrow, 1200 Bridgewater Drive, Heathrow, Florida, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting.

      It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about May 13, 2002. The Company’s Annual Report filed on Form 10-K, including audited financial statements for the fiscal year ended December 31, 2001, and the President’s Letter to Shareholders are being mailed or delivered concurrently with this Proxy Statement. Neither the Annual Report nor the President’s Letter are to be regarded as proxy soliciting material. The Company’s principal executive offices are located at 1000 Business Center Drive, Lake Mary, Florida 32746.

INFORMATION CONCERNING PROXY

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

      The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission without additional compensation in respect therefor. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

PURPOSES OF THE MEETING

      At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

1. To elect two members to the Company’s Board of Directors to hold office until the 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

      Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting, and any adjournments or postponements thereof, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted (a) FOR the election of all nominees for director, and (b) in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

      The Board of Directors has set the close of business on May 1, 2002 as the record date (the “Record Date”) for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,817,405 shares of common stock issued and outstanding and entitled to be voted on each matter to be presented at the Annual Meeting on the basis of one vote for each share held. A majority of 10,817,405 shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.

      In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker or nominee non-votes (instances where brokers or nominees are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are not. As to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved. Directors or nominees are elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast is required for any other matter that may be submitted to the vote of the shareholders.

      As of the Record Date, the directors and executive officers of the Company beneficially owned common stock representing 7% of the issued and outstanding shares of voting stock. Such persons have informed the Company that they intend to vote all of their shares of common stock FOR proposal 1 set forth in this Proxy Statement.

      You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of May 1, 2002, with respect to the beneficial ownership of the Company’s common stock by: (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.

	Shares	Percentage of
	Beneficially	Outstanding
Name and Address of Beneficial Owner(1)(2)	Owned(3)	Shares Owned

Constellation Software, Inc.	1,292,700	12%
20 Adelaide Street East, Suite 1200
Toronto, Ontario M5C 2T6
L.A. Gornto, Jr.(4)	456,574	4%
O.F. Ramos(5)	246,992	2%
Bernard B. Markey(6)	161,960	1%
Susan D. Falotico(7)	106,265	1%
Gilbert O. Santos(8)	45,914	*
Joseph M. Loughry, III(9)	244,144	2%
Edward A. Moses(10)	49,234	*
George P. Keeley(11)	129,629	1%
Ronald E. Goodrow(12)	43,500	*
William C. Barnett(13)	33,597	*
D. Van R. Morris	53,290	*
All executive officers and directors as a group (12 persons)	1,517,809	13%

*	Less than one percent

(1)	Except as otherwise noted, and subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to all securities owned by such person.
(2)	Unless otherwise noted, the address of each person or entity listed is H.T.E., Inc., 1000 Business Center Drive, Lake Mary, Florida 32764.
(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof either from the exercise of options or from the conversion of a security.
(4)	Includes 300,173 shares of common stock that Mr. Gornto may acquire within 60 days from the date hereof upon exercise of stock options.
(5)	Includes 26,667 shares of common stock that Mr. Ramos may acquire within 60 days from the date hereof upon exercise of stock options.

(6)	Includes 18,934 shares of common stock that Mr. Markey may acquire within 60 days from the date hereof upon exercise of stock options.
(7)	Includes 102,300 shares of common stock that Ms. Falotico may acquire within 60 days from the date hereof upon exercise of stock options.
(8)	Includes 44,914 shares of common stock that Mr. Santos may acquire within 60 days from the date hereof upon exercise of stock options.
(9)	Includes 191,666 shares of common stock that Mr. Loughry may acquire within 60 days from the date hereof upon exercise of stock options.

(10)	Includes 13,333 shares of common stock that Mr. Moses may acquire within 60 days from the date hereof upon exercise of stock options.
(11)	Includes 3,334 shares of common stock that Mr. Keeley may acquire within 60 days from the date hereof upon exercise of stock options.
(12)	Includes 40,000 shares of common stock that Mr. Goodrow may acquire within 60 days from the date hereof upon exercise of stock options.
(13)	Includes 30,061 shares of common stock that Mr. Barnett may acquire within 60 days from the date hereof upon exercise of stock options.

I. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Nominees

      The Company’s Articles of Incorporation and Bylaws provide that the number of directors shall be a minimum of three and a maximum of nine, which number is fixed from time-to-time by the Board of Directors. The number of directors is currently fixed at seven. The Company’s Articles of Incorporation further provide that the Board of Directors shall consist of three classes of directors, as nearly equal in number as possible, to serve in staggered terms of office for three years. Messrs. Bernard B. Markey and George P. Keeley, as Class III directors, serve until this 2002 Annual Meeting of Shareholders. Messrs. O. F. Ramos and Edward A. Moses, as Class I Directors, serve until the 2003 Annual Meeting of Shareholders. Messrs. Joseph M. Loughry, III, L.A. Gornto, Jr. and D. Van R. Morris, as Class II directors, serve until the 2004 Annual Meeting of Shareholders. The Company’s officers serve at the discretion of the Board of Directors and are elected by the Board annually.

      Each director elected at the Annual Meeting will serve for a term expiring at the 2005 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Messrs. Bernard B. Markey and George P. Keeley have been nominated as the Class III directors to be elected by the shareholders at this Annual Meeting, and proxies will be voted for Messrs. Bernard B. Markey and George P. Keeley absent contrary instructions.

      The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that a nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominee, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTORS.

Executive Officers and Directors

      The executive officers and directors of the Company are as follows:

Name	Age	Position

Bernard B. Markey	37	Director — Class III and Chairman
Joseph M. Loughry, III	56	Director — Class II, President and Chief Executive Officer
L.A. Gornto, Jr.	59	Director — Class II and Executive Vice President, Secretary, and General Counsel
Ronald E. Goodrow	50	Executive Vice President — Operations
Susan D. Falotico	39	Vice President, Chief Financial Officer, and Treasurer
Gilbert O. Santos	41	Vice President — Business Development and Strategy and Chief Technology Officer
William C. Barnett	47	Vice President — Integrated Solutions and Technology
Del C. King	44	Vice President — Public Safety and Justice Solutions
Edward A. Moses	60	Director — Class I
O.F. Ramos	43	Director — Class I
George P. Keeley	72	Director — Class III
D. Van R. Morris	47	Director — Class II

      Mr. Bernard B. Markey has been a director of the Company since 1995 and has served as Chairman since 1999. Mr. Markey is a Managing Partner of Navigator Equity Partners, LLC a private equity firm which he joined in September 1999. Mr. Markey was a general partner of Meridian Venture Partners, a privately-held venture capital fund, from 1995 through September 1999. Mr. Markey also serves on the Board of Directors of several privately-held companies.

      Mr. Joseph M. Loughry, III  joined the Company in November 1999 initially as a Director and in January of 2000 assumed the position of President and Chief Executive Officer. Mr. Loughry’s background includes several years at General Electric Information Services where he was involved in sales, marketing, product management and product development. Mr. Loughry also served in senior executive positions at various system software companies including Goal Systems, Inc., UCCEL Corporation, and Legent Corporation. Mr. Loughry held several positions with First Union Corporation from January 1993 through January 1999. These positions included Chief Executive Officer of Nationwide Remittance Centers, Inc., which was acquired by CoreStates Bank (subsequently a part of First Union Corporation). Mr. Loughry thereafter became the President and Chief Executive Officer of Questpoint Holdings, Inc., a 4,500 employee, $300 million processing services and information technology affiliate of the bank. During 1999, Mr. Loughry was temporarily retired.

      Mr. L.A. Gornto, Jr. was appointed as a member of the Company’s Board of Directors in December 1999. Mr. Gornto joined the Company in January 1997 and also serves as Executive Vice President, Secretary and General Counsel. Mr. Gornto was also appointed as Chief Financial Officer, Secretary, and a director of DemandStar, a subsidiary of the Company, in November 1999 and served as DemandStar’s Executive Vice President and General Counsel since its inception in June 1999 until March 2001. From January 1997 until November 1997, he served as the Company’s Chief Financial Officer. Since 1988, Mr. Gornto has been engaged in the private practice of law in central Florida and provides legal services to the Company as General Counsel. From 1985 to 1987, Mr. Gornto served as Senior Vice President — Finance and Chief Financial Officer of Jerrico, Inc., formerly a publicly-traded company and holding company of Long John Silvers, a seafood restaurant chain. From 1977 to 1985, he was engaged in the private practice of law and also served as a management consultant. From 1968 to 1977, he served as Executive Vice President and Chief Financial Officer and a director of Red Lobster Restaurants, a seafood restaurant chain and formerly a subsidiary of General Mills, Inc. Mr. Gornto is an attorney-at-law and certified public accountant licensed in the states of Florida and Georgia and holds an L.L.M. degree in taxation from Emory University School of Law.

      Mr. Ronald E. Goodrow rejoined the Company September 11, 2000 as Executive Vice President — Operations. Mr. Goodrow’s responsibilities include the Company’s product divisions and professional services organization, with a focus on continuing to improve quality and customer service. Mr. Goodrow initially joined HTE in 1988 as Director of Operations. During his tenure with the Company, he was instrumental in the creation of the Company’s product implementation methodology, its customer support systems and the formation of a professional services consulting division. Mr. Goodrow resigned from HTE in 1998 to pursue other business opportunities. Most recently, he was with a subsidiary of Tyler Technologies, Inc., where he was responsible for sales and implementation of the Munis product line for the southern region of the United States. Prior to his initial employment with HTE, he served as vice president of field operations and director of customer support for the Travenol Corporation, now part of McKesson HBOC, which specializes in software for the healthcare industry. He began his career in the software industry at GCC Beverages, Inc., where he was responsible for development, implementation and support of the software systems used by the company’s franchises.

      Ms. Susan D. Falotico joined the Company in 1995 and serves as Vice President, Treasurer and in November 1997 was also appointed Chief Financial Officer. From 1995 to November 1997, Ms. Falotico served as the Company’s Vice President — Controller and Chief Accounting Officer. From 1988 to 1995, Mrs. Falotico served as Controller of the Newtrend Division of EDS, Inc., a systems integration company, where she headed the Financial Accounting and Corporate Planning Department. From 1986 to 1988, Ms. Falotico was a Financial Analyst for ISI, a division of Mars, Inc., a food company, where she was responsible for monthly financial reporting and for coordinating a $70 million budget.

      Mr. Gilbert O. Santos joined the Company in September 1998 and currently serves as its Vice President — Business Development and Strategy and Chief Technology Officer. From 1998 to 1999, Mr. Santos served as Vice President — Customer Services, responsible for various functional areas including customer support and training, documentation and media, software quality assurance and testing, service management and project management and implementation. Mr. Santos held various strategic marketing and engineering management positions with the Land Mobile Products Sector of Motorola, Inc. from 1983 to September 1998, most recently as Director of Operations.

      Mr. William C. Barnett joined the Company in July 1988, and was appointed as Vice President — Integrated Solutions and Technology in May 2000. He currently is responsible for product management for Financial, Community Development, and Utility Billing Systems. From 1999 to 2000, Mr. Barnett served as the Director of Financial Applications. During his twelve-year tenure, Mr. Barnett has worked with a broad range of HTE applications, giving him intimate knowledge of cross-application integration. He began his career with the Company as a programmer analyst for Utility Billing applications and subsequently served as product manager for Fleet Management, Tax Billing, Fire Records Systems, and Case Management. He also served as applications manager for the Company’s AS/400 Public Safety and Justice products. Prior to joining the Company, Mr. Barnett worked as a programmer and systems analyst for the City of Orlando and for a private sector company.

      Mr. Del C. King joined the Company in February 2001 and serves as Vice President — Public Safety and Justice Solutions. Mr. King’s product management responsibilities include more than 20 law enforcement, fire, EMS and justice products. Prior to joining HTE, Mr. King was in charge of E-911 systems for Greenville County, S.C., where he led the modernization of their public safety information systems. From 1980 to 1992 he was the Information Systems Manager for the Greenville Police Department. Mr. King served in the Military Police Corps of the United States Army and is a past President of HTE’s national user organization.

      Mr. Edward A. Moses was appointed as a member of the Company’s Board of Directors in December 1998. Mr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 until 2000, and currently serves as Bank of America professor of finance. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida, and currently serves as a faculty member in the Graduate School of Banking of the South. Mr. Moses also serves as a director of CNL Retirement Properties, Inc., a publicly-registered real estate investment trust. Mr. Moses received a B.S. in accounting from the Wharton School at the University of Pennsylvania and a Masters of Business Administration and Ph.D. in finance from the University of Georgia in 1971.

      Mr. O.F. Ramos joined the Company in June 1998 and was appointed to the Board of Directors in August 1998. He currently serves as President of National Auto Lenders, Inc. and Auto Solution USA, Inc, which are both privately held Florida corporations. He served as Chief Executive Officer, President and a director of DemandStar, a former subsidiary of the Company until March 2001. Formerly, Mr. Ramos served as Executive Vice President of the Company and President of HTE-UCS, Inc., a wholly-owned subsidiary of the Company from June 1998 to November 1999. From 1986 to 1998, Mr. Ramos served as the President and Chief Executive Officer of UCS, Inc. As the co-founder of UCS, Inc., he was responsible for the corporate direction and financial development of that company and for overseeing operations. Prior to 1986, Mr. Ramos served in various engineering and management capacities at Motorola, Inc., where he was responsible for the development of diverse software and hardware projects for several platforms.

      Mr. George P. Keeley was appointed as a member of the Company’s Board of Directors in July 2000. From 1985 to 1996 Mr. Keeley was Chairman of the Board of PQ Corporation, a privately held, global manufacturer of industrial and specialty chemicals. From 1986 to 1997, he was General Partner of Meridian Venture Partners, a pre-IPO investor in HTE. From 1979 to 1993, he was the CEO and owner of Keeley Management Company, a specialized investment banking firm. Over the years, Mr. Keeley served as a director of many other public and private companies. He was Chairman of both the Buckeye Pipeline Company and the Detroit Toledo and Ironton Railroad. In addition to his board position with HTE, Mr. Keeley is a director of the Clearfield Companies, an oil and natural gas transport and propane distribution company and of the Rockland Growth Fund, a small cap mutual fund.

      Mr. D. Van R. Morris was appointed as a member of the Company’s Board of Directors in November 2001. Mr. Morris is Chairman and CEO of Ripple Technologies, a provider of systems management tools for the Windows (NT) server environment. From 1995 to August 2001, he served as CEO of Infonautics, Inc., a provider of online information databases and internet agent technologies. Mr. Morris also served in senior management positions with Legent Corporation, Goals Systems, Inc, and UCCEL Corporation. In addition to his board position with HTE, Mr. Morris is also a director of Tucows, Inc., a provider of wholesale digital products and distributor of e-business services and applications on the Internet.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and greater than ten percent shareholders (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

Meetings and Committees of the Board

      The Board of Directors of the Company held 11 meetings during its fiscal year ended December 31, 2001 and took action 28 times by written consent. The Board has a Human Resource Committee and an Audit Committee, each of which met six times during the fiscal year ended December 31, 2001. The Company does not have a nominating committee. All directors attended 75% or more of the aggregate number of Board meetings and meetings of committees of which they are members.

      The Human Resource Committee is comprised of George P. Keeley, Chairman, Edward A. Moses and D. Van R. Morris, effective December 17, 2001. Mr. Morris replaced O. F. Ramos as of that date. The Human Resource Committee administers the Company’s compensation programs and performs such other duties as may from time to time be determined by the Board of Directors. The report of the Human Resource Committee is included below.

      The Audit Committee is comprised of Edward A. Moses, Chairman, George P. Keeley and D. Van R. Morris. The Company believes that all members of the Audit Committee are “independent”, as required by applicable listing standards of NASDAQ. The report of the Audit Committee is included below. The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. In addition, the Audit Committee assists the Board of Directors in the selection of the Company’s independent auditors and the approval of fees to be paid to the independent auditors. The Company’s Board of Directors adopted a written charter for the Audit Committee, a copy of this charter was included in the 2001 proxy statement as Annex A.

Compensation of Directors

      The Company reimburses all directors for the expenses incurred in attending meetings of the Board of Directors. Directors who are full-time employees of the Company receive no additional compensation for service as directors. Directors who are not full-time employees receive $1,000 per day for attending Board meetings and $500 for attending committee meetings and are eligible for stock awards or option grants under the Company’s 1997 Employee Incentive Compensation Plan. During 2001, the Company issued 11,111 shares of restricted stock to each non-employee director for serving on the Board. The Company also granted to each of Bernard Markey, L.A. Gornto, Jr. and O.F. Ramos options to acquire 10,000 shares of the Company’s common stock. These options have exercise prices of $1.31 and vest over three-year periods. Additionally, the Company granted to D.Van R. Morris options to acquire 10,000 shares of the Company’s common stock. These options have an exercise price of $1.85 and vest over a three-year period. During 2000, the Company granted to each of George Keeley and Mark Leonard options to acquire 10,000 shares of the Company’s common stock. These options have exercise prices of $1.45 for Mr. Keeley and $1.50 for Mr. Leonard and vest over three-year periods. Mr. Leonard’s options expired unvested on October 11, 2001 upon his resignation from the Board. Additionally, the Company granted to each of Bernard Markey and L.A.

Gornto, Jr. options to acquire 25,000 shares of the Company’s common stock. These options are exercisable at $1.50 and vest based on the amount of days worked on the Company’s business. During fiscal year 1999, the Company granted to Bernard Markey options to acquire 10,000 shares of the Company’s common stock. The options have an exercise price of $2.06 per share and vest over a one-year period. The Company also granted to Edward Moses an option to acquire 3,333 shares of the Company’s common stock. The options have an exercise price of $2.06 per share and vest after one year. In 1999, the Company granted to L.A. Gornto, Jr. options to acquire 10,000 shares of the Company’s common stock. The options have an exercise price of $2.41 per share and vest immediately. Additionally, in 1999, the Company granted to O.F. Ramos an option to acquire 20,000 shares of the Company’s common stock. The options have an exercise price of $2.06 per share and vest immediately. During fiscal year 1998, the Company granted to Mr. Moses an option to acquire 10,000 shares of the Company’s common stock. The options have an exercise price of $8.38 per share and vest over a three-year period. All of the options were granted under the Company’s 1997 Employee Incentive Compensation Plan.

INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid by the Company for services performed on the Company’s behalf during the fiscal years ended December 31, 2001, 2000 and 1999 with respect to the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who served as such on December 31, 2001, and whose total annual salary and bonus for the fiscal year ended December 31, 2001 exceeded $100,000 (the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation(1)			Awards
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus(2)	Compensation	Options(#)	Compensation

Joseph M. Loughry, III	12/31/2001	270,000	56,290	—	—	4,050	(3)
President and Chief	12/31/2000	258,750	—	—	—	60,000	(4)
Executive Officer	12/31/1999	—	—	—	—	—
Ronald E. Goodrow	12/31/2001	185,000	38,569	—	—	1,388	(3)
Executive Vice President —	12/31/2000	57,516	—	—	—	—
Operations	12/31/1999	25,000	—	—	—	—
Gilbert O. Santos	12/31/2001	170,000	35,442	—	—	5,100	(3)
Vice President — Business	12/31/2000	170,000	—	—	—	4,600	(3)
Development and Strategy and	12/31/1999	154,166	—	—	—	22,505	(4)
Chief Technology Officer
Susan D. Falotico(5)	12/31/2001	170,000	35,442	—	—	5,100	(3)
Vice President and Chief	12/31/2000	155,833	—	—	—	63,435	(7)
Financial Officer	12/31/1999	102,500	—	—	—	118,000	(6)
William C. Barnett	12/31/2001	150,000	31,272	—	—	4,313	(3)
Vice President — Integrated	12/31/2000	141,426	—	—	—	3,395	(3)
Solutions and Technology	12/31/1999	113,182	—	—	—	2,822	(3)

(1)	The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officers. The aggregate amount of such compensation for each Named Executive Officer is less than 10% of the total annual salary and bonus.
(2)	The Company has had a policy of granting discretionary annual bonuses to its executive officers and employees based primarily on certain performance criteria. The Board of Directors intends to continue this policy in the future. See “Annual Incentive Compensation Bonuses.”
(3)	Represents matching contributions to the accounts of the Named Executive Officers under the Company’s 401(k) savings plan.
(4)	Represents relocation moving expenses.
(5)	Ms. Falotico was employed as an officer of the Company until July 19, 1999. She served as interim CFO from September 13, 1999 to January 28, 2000, at which time she was re-appointed as an officer of the Company.
(6)	Represents $58,950 in contract employment as an interim Chief Financial Officer, $55,000 in severance and $4,050 in matching contributions to Ms. Falotico’s account under the Company’s 401(k) savings plan.
(7)	Represents $17,460 in contract employment as an interim Chief Financial Officer, $41,250 in severance and $4,725 in matching contributions to Ms. Falotico’s account under the Company’s 401(k) savings plan.

Stock Options Granted in Fiscal 2001

      The following table sets forth certain information concerning grants of options made during fiscal 2001 to the Named Executive Officers.

					Potential Realized
					Value at Assumed
		Percent			Annual Rates of
	Number of	of Total			Stock Price
	Securities	Options/SARs	Exercise		Appreciation
	Underlying	Granted to	or Base		for Option Term(1)
	Options/SARs	Employees	Price	Expiration
Name	Granted(#)	in 2001	($/Sh)(2)	Date	5%($)	10%($)

Joseph M. Loughry, III	10,000	2%	$1.31	3/1/2002	$8,254	$20,918
Joseph M. Loughry, III	40,000	9	1.89	12/17/2011	47,544	120,487
Ronald E. Goodrow	15,000	3	1.89	12/17/2011	17,829	45,183
Gilbert O. Santos	25,000	6	1.89	12/17/2011	29,715	75,304
Susan D. Falotico	30,000	7	1.89	12/17/2011	35,658	90,365
William C. Barnett	—	—	—	—	—	—

(1)	The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the SEC, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.
(2)	Fair market value as of the date of grant.

Aggregate Stock Option Exercises and Year-End Option Value Table

      The following table sets forth certain information concerning option exercises in fiscal 2001, the number of stock options held by the Named Executive Officers as of December 31, 2001 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

					Value of Unexercised
			Number of Unexercised		In-the-Money
			Options/SARs Held at		Options/SARs
	Number of		Fiscal Year-End(#)		at Fiscal Year End(1)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph M. Loughry, III	—	—	56,667	403,333	$6,875	$4,400
Ronald E. Goodrow	—	—	20,000	115,000	15,000	76,650
Gilbert O. Santos	—	—	44,914	69,915	—	2,750
Susan D. Falotico	—	—	86,700	60,600	—	3,300
William C. Barnett	—	—	21,982	29,068	223	894

(1)	The closing sale price for the Company’s common stock as reported by the NASDAQ National Market System on December 31, 2001 was $2.00 per share. Value is calculated by multiplying (a) the difference between $2.00 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements

      Effective January 17, 2000, the Company entered into an employment agreement with Joseph M. Loughry, III, the Company’s President and Chief Executive Officer. The agreement provides for a base salary and incentive compensation payments based on performance. Mr. Loughry’s current base salary is $295,000. Mr. Loughry’s agreement provides for a bonus aggregating up to a maximum of 50% of his annual base salary if certain performance goals are met. The agreement provides for an initial term through January 17, 2004. At the end of the initial term, the agreement automatically renews and continues until terminated by either of the parties upon no less than 90 days notice. The agreement provides for a nine month severance arrangement upon termination without “Cause” if within the first two years of the initial employment agreement, and for a period of six months thereafter. The agreement contains confidentiality provisions and also prohibits the executive from competing with the Company during the term of the agreement and for two years thereafter. Upon resignation, the Company shall pay to the executive any unpaid base salary and any accrued but unpaid incentive compensation through the date of resignation. Effective January 8, 2002, the agreement was further amended to provide enhanced severance and accelerated option vesting in the event of a change in control of the Company.

      Effective September 1998, the Company entered into an employment agreement with Gilbert O. Santos, the Company’s Vice President — Business Development and Strategy and Chief Technology Officer, and, in October 1999, the Company amended his agreement. The amended agreement provides for a base salary and incentive compensation payments based on performance. Mr. Santos’ current base salary is $185,000. Mr. Santos’ agreement provides for a bonus aggregating up to a maximum of 50% of his annual base salary if certain performance goals are met. The agreement provides for a two-year initial term with successive one-year renewals thereafter. The agreement also provides that, upon the termination of the executive’s employment or death, the Company will pay to the executive’s estate any unpaid base salary and any accrued but unpaid incentive compensation through the date of termination. In the event the executive is terminated without “Cause,” the Company will pay to the executive any unpaid base salary, any accrued but unpaid incentive compensation through the date of termination and continue to pay the executive’s base salary with benefits for a period of six months. The agreement also provides that the executive may receive stock options pursuant to the Employee Incentive Compensation Plan. The agreement contains confidentiality provisions and also prohibits the executive from competing with the Company during the term of the agreement and for one year thereafter. Upon resignation, the Company shall pay to the executive any unpaid base salary and any accrued but unpaid incentive compensation through the date of resignation. Effective January 8, 2002, the agreement was further amended to provide enhanced severance and accelerated option vesting in the event of a change in control of the Company.

      On January 28, 2000, the Company entered into an employment agreement with Susan D. Falotico, the Company’s Vice President and Chief Financial Officer. The agreement provides for a base salary and incentive compensation payments based on performance. Ms. Falotico’s current base salary is $182,000. Ms. Falotico’s agreement provides for a bonus aggregating up to a maximum of 50% of her annual base salary if certain performance goals are met. The agreement provides for an initial term through December 31, 2001 with successive one-year renewals thereafter. The agreement also provides that, upon the termination of the executive’s employment or death, the Company will pay to the executive’s estate any unpaid base salary and any accrued but unpaid incentive compensation through the date of termination. In the event the executive is terminated without “Cause,” the Company will pay to the executive any unpaid base salary, any accrued but unpaid incentive compensation through the date of termination and continue to pay the executive’s base salary with benefits for a period of six months. The agreement also provides that the executive may receive stock options pursuant to the Employee Incentive Compensation Plan. The agreement contains confidentiality provisions and also prohibits the executive from competing with the Company during the term of the agreement and for one year thereafter. Upon resignation, the Company shall pay to the executive any unpaid base salary and any accrued but unpaid incentive compensation through the date of resignation. Effective January 8, 2002, the agreement was further amended to provide enhanced severance and accelerated option vesting in the event of a change in control of the Company.

      Effective May 10, 2000, the Company entered into an employment agreement with William C. Barnett, the Company’s Vice President — Integrated Solutions and Technology. The agreement provides for a base salary and incentive compensation payments based on performance. Mr. Barnett’s current base salary is $155,000. Mr. Barnett’s agreement provides for a bonus aggregating up to a maximum of 50% of his annual base salary if certain performance goals are met. The agreement provides for an initial term ending December 31, 2000, with successive one-year renewals thereafter. The agreement also provides that, upon the termination of the executive’s employment or death, the Company will pay to the executive’s estate any unpaid base salary and any accrued but unpaid incentive compensation through the date of termination. In the event the executive is terminated without “Cause,” the Company will pay to the executive any unpaid base salary, any accrued but unpaid incentive compensation through the date of termination and continue to pay the executive’s base salary with benefits for a period of six months. The agreement also provides that the executive may receive stock options pursuant to the Employee Incentive Compensation Plan. The agreement contains confidentiality provisions and also prohibits the executive from competing with the Company during the term of the agreement and for one year thereafter. Upon resignation, the Company shall pay to the executive any unpaid base salary and any accrued but unpaid incentive compensation through the date of resignation. Effective January 8, 2002, the agreement was further amended to provide enhanced severance and accelerated option vesting in the event of a change in control of the Company.

      Effective August 15, 2000, the Company entered into an employment agreement with Ronald E. Goodrow, the Company’s Executive Vice President — Operations. The agreement provides for a base salary and incentive compensation payments based on performance. Mr. Goodrow’s current base salary is $193,000. Mr. Goodrow’s agreement provides for a bonus aggregating up to a maximum of 50% of his annual base salary if certain performance goals are met. The agreement provides for an initial term ending December 31, 2001, with successive one-year renewals thereafter. The agreement also provides that, upon the termination of the executive’s employment or death, the Company will pay to the executive’s estate any unpaid base salary and any accrued but unpaid incentive compensation through the date of termination. In the event the executive is terminated without “Cause,” the Company will pay to the executive any unpaid base salary, any accrued but unpaid incentive compensation through the date of termination and continue to pay the executive’s base salary with benefits for a period of six months. The agreement also provides that the executive may receive stock options pursuant to the Employee Incentive Compensation Plan. The agreement contains confidentiality provisions and also prohibits the executive from competing with the Company during the term of the agreement and for two years thereafter. Upon resignation, the Company shall pay to the executive any unpaid base salary and any accrued but unpaid incentive compensation through the date of resignation. Effective January 8, 2002, the agreement was further amended to provide enhanced severance and accelerated option vesting in the event of a change in control of the Company.

Annual Incentive Compensation Bonuses

      The Company has an incentive compensation bonus program for its executive officers pursuant to which distributions may be made based on the Company’s earnings and on each participating officer’s contributions to the Company’s profits and other corporate goals. Distributions are made from a pool, the amount of which is established by the Company’s Board of Directors. Individual distributions from the pool are determined by the Company’s Human Resource Committee and are generally based on a percentage of the participating officer’s base salary.

1997 Employee Incentive Compensation Plan

      The Employee Incentive Compensation Plan was established by the Company in January 1997. The plan is currently administered by the Company’s Board of Directors which has broad powers to administer and interpret the plan. The purpose of the Employee Incentive Compensation Plan is to attract and retain key employees and consultants of the company, to provide an incentive for them to achieve long range performance goals, and to enable them to participate in the long term growth of the Company. The Employee Incentive Compensation Plan authorizes the grant of stock options (incentive and nonstatutory), stock appreciation rights (“SARs”) and restricted stock to employees and consultants of the Company capable of contributing to the Company’s performance. The Company has reserved an aggregate of 3,700,000 shares of common stock for grants under the Employee Incentive Compensation Plan. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended. As of December 31, 2001, the Company had options (both incentive and nonstatutory) for a total of 2,441,515 shares of the Company’s common stock outstanding and a total of 1,012,431 shares available for future grants. Upon expiration of unexercised options, the unpurchased shares subject to such options will again be available for purposes of the plan.

1997 Employee Stock Purchase Plan

      The Employee Stock Purchase Plan was approved by the Board of Directors in July 1997 and approved by the Company’s shareholders at the 1998 annual meeting. It is currently administered by the Company’s Board of Directors who has broad powers to administer and interpret the plan. The Employee Stock Purchase Plan permits employees to purchase stock of the company at a favorable price and possibly with favorable tax consequences to the participants. All employees (including officers) of the Company or of those subsidiaries designated by the Board who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any purchase periods of the plan after completing 90 days of continuous employment. However, any participant who would own (as determined under the internal revenue code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company will not be granted an option under the plan. As of December 31, 2001, 417,415 shares of common stock remain available for issuance under the plan.

      Under the Employee Stock Purchase Plan, eligible employees may elect to participate in the plan on January 1 or July 1 of each year. On the date he becomes a participant, and on the first business day in January and July thereafter, subject to certain limitations determined in accordance with calculations set forth in the plan, an eligible employee is granted a right to purchase shares of common stock (up to a maximum of 1,000 shares) on the last business day on or before each June 30 and December 31 during which he is a participant. Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 25% of the participant’s compensation on each payroll date. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares is exercised automatically on each exercise date, and paid for with the accumulated plan contributions. The option exercise price per share may not be less than 85% of the lower of the market price on the first day of the offering period or the market price on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price may not be lower than 85% of the market price of the common stock on the entry date.

      As of December 31, 2001, 782,585 shares of common stock had been purchased under the Employee Stock Purchase Plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.

REPORT OF THE HUMAN RESOURCE COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

General

      During fiscal year 2001, the Human Resource Committee of the Board of Directors consisted of George P. Keeley, Edward A. Moses, O.F. Ramos and D. Van R. Morris. (Effective December 17, 2001, D. Van R. Morris was added to the Human Resource Committee and O.F. Ramos resigned.) Each Human Resource Committee member is a non-employee director of the Company. The Human Resource Committee administers the Company’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

      The Company has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s business objectives and increase shareholder value. There are two major components of the Company’s compensation program: base salary and incentives, each of which is intended to serve the overall compensation philosophy.

Base Salary

      The Company’s salary levels for executive officers, including its Chief Executive Officer, are intended to be consistent with competitive pay practices of similarly-sized companies within the industry. In determining executive officers’ salaries, the Human Resource Committee considers level of responsibility, competitive trends, the financial performance and resources of the Company, general economic conditions, as well as factors relating to the particular individual, including overall job performance, level of experience and prior service, ability, and knowledge of the job.

Incentives

      Incentives consist of stock options and cash bonus awards. The Human Resource Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potential for financial gain from increases in the Company’s stock price. This approach closely aligns the best interests of shareholders and executives and employees. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of the Company’s common stock at a specified price in the future. Stock option grants are determined by the Company’s Board of Directors. The grant of options is based primarily on a key employee’s potential contribution to the Company’s growth and profitability, as measured by the market value of the Company’s common stock. The Company has an incentive compensation bonus program for its executive officers pursuant to which distributions may be made based on the Company’s earnings and on each participating officer’s contributions to the Company’s profits and other corporate goals. Distributions are made from a pool, the amount of which is established by the Company’s Board of Directors. Individual distributions from the pool are determined by the Company’s Human Resource Committee and are generally based on a percentage of the participating officer’s base salary.

Respectfully submitted,

THE HUMAN RESOURCE COMMITTEE

George P. Keeley
Edward A. Moses
D. Van R. Morris

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the Company’s common stock (Company Index) with the cumulative total return of the NASDAQ Stock Market (Market Index) and the NASDAQ Computer and Data Processing Stocks (Peer Index) for the period commencing June 11, 1997 (the date on which trading in the Company’s common stock commenced) through December 31, 2001, assuming an investment of $100 and the reinvestment of any dividends. The base price for the Company’s common stock is the initial public offering price of $5.50 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

	6/11/1997	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001

Company Index	100.000	195.294	94.118	112.941	17.059	37.647
Market Index	100.000	112.265	158.282	294.081	176.886	140.353
Peer Index	100.000	104.876	187.090	411.241	189.359	152.491

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. A copy of the charter of the Audit Committee was included in the 2001 proxy statement as Annex A.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

      Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Arthur Andersen LLP is in fact “independent.”

Respectfully submitted,

THE AUDIT COMMITTEE

Edward A. Moses
George P. Keeley
D. Van R. Morris

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

      L.A. Gornto, Jr., the Company’s Executive Vice President, General Counsel and Secretary, has performed certain legal services for the Company through his law firm, Gornto & Gornto, P.A., for which the Company paid approximately $108,000 during fiscal 2001.

      In connection with the rights offering of DemandStar.com, Inc. (“DemandStar”), which concluded in May 2000, the Company and O.F. Ramos, L.A. Gornto, Jr., Bernard B. Markey, and Edward A. Moses, directors of the Company, agreed to add capital to DemandStar in the event DemandStar did not receive $5,000,000 in gross proceeds from its rights offering. In consideration of such a commitment, DemandStar issued a total of 1,000,000 warrants to the Company and Messrs. Ramos, Gornto, Markey and Moses, entitling them to purchase an aggregate of 1,000,000 shares of DemandStar common stock at an exercise price of $2.00 per share. Of that total amount, each of the individuals received warrants to purchase 125,000 shares of DemandStar common stock and the Company received warrants to purchase 500,000 shares of DemandStar common stock. At the time the warrants were issued, they were independently appraised at $0.05 per warrant. As a result of the acquisition of DemandStar by Onvia effected on March 5, 2001, the DemandStar warrants held by the Company and each of Messrs. Ramos, Gornto, Markey and Moses converted to Onvia warrants and the number of underlying shares and exercise price were adjusted by the 0.60 exchange ratio.

      In DemandStar’s rights offering, Messrs. O.F. Ramos, Bernard B. Markey, L.A. Gornto, Jr., and Edward Moses acquired for $1.00 per share an aggregate of 656,821 restricted shares of DemandStar common stock, representing the rights to which they were entitled in the rights offering. Messrs. Ramos, Markey and Moses, together with certain other officers of DemandStar, purchased from the shares of unsubscribed common stock available on the closing date of DemandStar’s rights offering, an additional 718,568 shares of common stock for $1.00 per share. The acquisition was made to assure of DemandStar sufficient initial capital from its rights offering. All shares issued to Messrs. Ramos, Gornto, Markey, Moses and the other participating officers were restricted shares. As a result of the acquisition of DemandStar by Onvia effected on March 5, 2001, the DemandStar shares held by Messrs. Ramos, Gornto, Markey and Moses were converted to Onvia common stock in accordance with the 0.60 exchange ratio.

      The Company entered into an unsecured loan agreement with DemandStar, which has a principal amount of $1,750,000. Interest accrues on the outstanding principal and accrued interest at 8 percent per annum. In October 2000, the Company entered into the Modification to Promissory Note Agreement (the Agreement). The Agreement deferred the payment of the principal and interest due October 31, 2000, (the “10-31-00 Note Payment”) under the loan agreement until October 31, 2001 and allows DemandStar to repay the 10-31-00 Note Payment by issuing equity securities to the Company only if DemandStar issues a new equity security in a third party transaction in which equity capital in excess of $3,000,000 is raised prior to October 31, 2001. In consideration of this deferral, the Agreement increases the interest rate from 8 to 10 percent per annum effective November 1, 2000, and required DemandStar to pay the Company a one-time modification fee of $10,000 on or before January 15, 2001. The note, as amended by the Agreement, is payable in four installments of $450,000, $350,000, $450,000 and $500,000 on October 31, 2001, 2002, 2003 and 2004, respectively. The first payment of $450,000 was received by the Company in October 2001, leaving an outstanding principal balance of $1,300,000 as of December 31, 2001.

      In November 2000, the Company entered into an agreement with Mark H. Leonard, Constellation Software, Inc. and its Board of Directors (“the Agreement”), pursuant to which Mr. Leonard was appointed to the Company’s Board of Directors (the “Board”) for a two-year term expiring on the date of the annual meeting in 2002. Since Constellation Software, Inc. competes with the Company with respect to some of its products and services, the Agreement limits Mr. Leonard’s access to and disclosure of confidential competitive information of the Company and requires Constellation Software, Inc. to vote its shares consistent with the recommendation of the Company’s Board during Mr. Leonard’s term as a director of the Company or 90 days after resignation, whichever is earlier. In addition, it requires all directors to vote consistent with the recommendation of the Board and limits the transfer of the Company’s shares owned by Constellation Software, Inc. for that same period. The Agreement also limits the number of shares Constellation Software, Inc. and the directors can purchase and any involvement with proxy solicitation without prior written consent of the Company until the day after the annual meeting in 2002. Mr. Leonard resigned from the Company’s Board effective October 11, 2001. The Agreement terminates after the annual meeting on June 12, 2002.

      In February and April 2001, the Company entered into two agreements with Constellation Software, Inc. (“Constellation”) (the “Second Agreement”) pursuant to which Constellation was authorized and did purchase 432,900 shares of the Company’s common stock in open market transactions prior to May 25, 2001 (the “Constellation Additional HTE Stock”). The Second Agreement provides that for as long as Constellation controls or holds a beneficial interest in the Constellation Additional HTE Stock, Constellation shall effect such action as may be necessary to ensure that all such shares are: (i) voted in favor of all of the nominees to, and proposals of, the board of directors as approved by the Company’s Board of Directors; (ii) voted against any shareholder proposal not approved or recommended by the Company’s Board of Directors; and (iii) voted and deemed to be present in person or by proxy at all meetings of the shareholders of the Company so that all shares may be counted for purposes of determining the presence of a quorum at such meeting. Further, with respect to the sale or other disposition of the 859,800 shares of the Company’s common stock acquired by Constellation in open market transactions prior to November 16, 2000 (the “Constellation Initial HTE Stock”), which are subject to an agreement with the Company dated as of November 16, 2000 (the “First Agreement”), and the Constellation Additional HTE Stock (collectively “Constellation’s Total HTE Stock”), the Second Agreement provides for the following resale restrictions: (i) no more than ten percent (10%) of Constellation’s Total HTE Stock may be sold or disposed of in open market transactions during any calendar month; (ii) without the prior written consent of the Company, no more than two percent (2%) of the shares representing the aggregate voting power of the Company’s then outstanding voting capital stock may be knowingly sold or otherwise transferred (directly or indirectly) to a single entity or person, including affiliates thereof (as defined in paragraph 7 of the First Agreement after substituting the name of such single entity or person for the names Leonard, Directors and Constellation therein), provided Constellation notifies, in writing, any broker, dealer or agent (the “Agent”) representing it or handling such transaction(s) of this condition of sale hereunder; (iii) more than ten percent (10%) of Constellation’s Total HTE Stock may be sold or disposed of during any calendar month, provided such sale or disposition occurs in a private transaction(s) which does not print or is not otherwise reported through NASDAQ, any other exchange or public markets stock quotation or reporting service (an “Exchange”); or (iv) notwithstanding the foregoing to the contrary, any amount of Constellation’s Total HTE Stock may be sold or otherwise transferred from time to time, provided that: (y) all of such transaction(s) pursuant to this clause shall be entirely completed or crossed off or away from an Exchange in a private or negotiated trade, even though such transaction(s) may be reported after-the-fact through an Exchange, and (x) no more than four and nine tenths percent (4.9%) of the shares representing the aggregate voting power of the Company’s then outstanding voting capital stock may be knowingly sold or otherwise transferred (directly or indirectly) cumulatively to a single entity or person, including affiliates thereof (as defined in paragraph 7 of the First Agreement after substituting the name of such single entity or person for the names Leonard, Directors and Constellation therein), provided Constellation notifies, in writing, the Agent representing it or handling such transaction(s) of this condition of sale thereunder. In addition, the Second Agreement provides that without the prior written consent of the Company, Constellation shall not sell or transfer any of Constellation’s Total HTE Stock to its affiliate(s) (as defined in paragraph 7 of the First Agreement). The Second Agreement shall continue in effect until the later of: (i) such date when all obligations of the parties thereto to the other have been fully satisfied; (ii) the day after the date Constellation, including affiliates thereof (as defined in paragraph 7 of the First Agreement), no longer owns or holds a beneficial interest in any of the Company’s common stock; or (iii) the day after the date of the Company’s annual shareholders’ meeting held in the year 2002.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has acted as independent public accountants for the Company for the last eight years. However, in light of the recent, well-publicized events involving Arthur Andersen LLP and its relationship with Enron Corp., the Audit Committee has not recommended to the Board of Directors that Arthur Andersen LLP be appointed as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2002. The Company is currently in the process of having meetings with and obtaining proposals from the other major accounting firms. If, based on their ongoing review and assessment of the situation, the Board of Directors and Audit Committee determine that a change in independent public accountants would be in the best interests of the Company and its shareholders, they will direct the appointment of a different independent accounting firm for 2002.

      Shareholder ratification of the Company’s independent accountants is not required by the Company’s by-laws or the applicable laws of the State of Florida (the Company’s State of incorporation) or by Nasdaq. Nonetheless, the Company has historically sought such ratification from its shareholders, and intends to seek ratification of the Company’s independent accountants for the fiscal year ending December 31, 2003 at the 2003 annual meeting of shareholders.

      The Company has been advised that representatives of Arthur Andersen LLP will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $177,516.

Financial Information Systems Design and Implementation Fees

      Arthur Andersen LLP billed no fees for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

      The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2001 were $80,100 which related primarily to tax preparation and tax consulting services. In reviewing non-audit services that may have been provided by Arthur Andersen LLP, including any services under “Financial Information Systems Design and Implementation Fee,” above, the Company’s Audit Committee considered whether the provision of such services was compatible with maintaining the independence of Arthur Andersen LLP.

OTHER BUSINESS

      The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS FOR 2003 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than February 17, 2003 in order to be considered for inclusion in the Company’s 2003 Proxy Statement and form of proxy related to that meeting. If the Company is not notified of a shareholder proposal by February 17, 2003, then the management proxies may have the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. In submitting proposals, shareholders must comply with the Company’s advance notice provisions contained in its Articles of Incorporation and the rules and regulations promulgated by the SEC relating to shareholder proposals. The Company will provide a copy of the advance notice provisions from its Articles of Incorporation without charge upon written request. Shareholder proposals and requests for copies of advance notice provisions should be addressed to L.A. Gornto, Jr., Executive Vice President, Secretary and General Counsel, H.T.E. Inc., 1000 Business Center Drive, Lake Mary, Florida 32746.

ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE TO THE RECIPIENTS OF THIS PROXY STATEMENT, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K RELATED TO THE YEAR ENDED DECEMBER 31, 2001. Written requests for the Company’s Form 10-K should be addressed to: H.T.E., Inc., Investor Relations Department, 1000 Business Center Drive, Lake Mary, Florida 32746.

      Kindly date, sign and return the enclosed proxy card.

By Order of the Board of Directors,

L. A. Gornto, Jr.
Secretary

H.T.E., INC.

PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph M. Loughry, III and L. A. Gornto, Jr., or either of them, each with the power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of H.T.E., INC., to be held on Wednesday, June 12, 2002, at 9:00 a.m., at The Country Club at Heathrow located at 1200 Bridgewater Drive, Heathrow, Florida, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters:

1.	ELECTION OF Bernard B. Markey and George P. Keeley, as directors to serve until the Annual Meeting of Shareholders in 2005 or until their successors are duly elected and qualified;

FOR all nominees listed above (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote ☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Annual Meeting or any adjournments or postponements thereof.

(See reverse side)

(Continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Item 1.

    The undersigned hereby acknowledges receipt of (i) the Company’s 2001 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting of Shareholders to be held on June 12, 2002.

    Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner, as applicable.

Dated:	, 2002

SHAREHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH

REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.